EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233875) and Form S-8 (No. 333-222660) of Nine Energy Service, Inc. of our report dated March 9, 2020 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 9, 2020